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                                                                   EXHIBIT 10.15


                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE ("Amendment") is dated as of the _______ day of April, 1998, by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord") and WINCUP HOLDINGS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Tenant and CenterPoint Properties Corporation, a Maryland corporation ("Original Landlord") entered into that certain Industrial Building Lease dated as of May 6, 1996 ("Lease") with respect to certain property commonly known as 1250 Carolina Drive, West Chicago, West Chicago, Illinois, as more particularly described in the Lease.

     B. Landlord is the successor to Original Landlord's interest in the Lease.

     C. Tenant has requested, and Landlord has agreed, to lease additional space to Tenant in the Building as depicted in Exhibit A ("Expansion Premises") consisting of approximately 59,100 square feet on terms and conditions herein contained.

     D. The Term of the Lease expires on April 30, 2000. Tenant has requested and Landlord has agreed to extend the Term of the Lease through and including June 30, 2003 on the terms and conditions herein contained.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The Recitals are incorporated into this Agreement as if fully set forth in this Section 1.

     2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

     3. Expansion Space. Tenant hereby leases the Expansion Premises from Landlord and Landlord hereby leases the Expansion Premises as of May 1, 1998 ("Effective Date"). Tenant shall lease the Expansion Premises on the terms and conditions as contained in this Lease. Except for Landlord's Work as described in Paragraph 7 below, Tenant hereby acknowledges and agrees the Expansion Premises shall be tendered to Tenant by Landlord in its then "as-is" condition. From and after the Effective Date, the term "Premises", as used in the Lease, shall include the Expansion Premises.

     4. Tenant's Proportion. From and after the Effective Date, Tenant's Proportion shall be 100%.

     5. Base Rent. Base Rent shall be paid in monthly installments on the first day of each month, without offset or deduction, in accordance with the following schedule:

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                                         Annual              Monthly
            Period                       Base Rent           Base Rent
            ------                       ---------           ---------
     May 1, 1998 - June 30, 2001         $514,500.00         $42,875.00
     July 1, 2001 - June 30, 2003        $552,000.00         $46,000.00

     6. Rent Abatement. Notwithstanding anything to the contrary contained in the Lease, so long as Tenant is not in default under the terms and conditions of the Lease as of the date any monthly installment of Rent would otherwise be due during the Abatement Period (as hereinafter defined), Tenant shall be entitled to an abatement of Base Rent for the Expansion Premises in the amount of $16,892.75 per month for the months of May and June, 1998 ("Abatement Period").

          In the event Tenant is in default (after any applicable grace or cure periods) under the terms and conditions of the Lease, the rent abatements attributable to Base Rent shall no longer be in effect and Tenant shall be obligated, during the period of such uncured default, to pay the entire monthly installment of Base Rent which would have been due and owing hereunder but for the abatement. Tenant shall not be entitled to a proration of any amount so paid whether or not Tenant cures the default. In no event shall Tenant be entitled to any extension of the Abatement Period because of any payment of a full monthly installment of Base Rent made due to defaults.

     7. Termination Date. The Term of the Lease is hereby extended from April 30, 2000 through and including June 30, 2003 ("Extension Term") and all references in the Lease to a Termination Date shall be deemed to mean June 30, 2003. All terms and conditions of the Lease (as amended hereby) shall remain in full force and effect through the Extension Term. Tenant hereby acknowledges and agrees that the Premises shall be occupied by Tenant during the Extension Term in their then "as is" condition.

     8. Landlord's Work. Subject to the terms and conditions of this Paragraph 8, Landlord shall, at is sole cost and expense, construct or cause to be construed in the Premises the improvements ("Landlord's Work") described on Exhibit "B". Landlord agrees that all work performed in connection with the Landlord's Work shall be done in a good and workmanlike manner and in substantial compliance with applicable building codes and ordinances. Landlord shall proceed with Landlord's Work upon approval of the City of West Chicago, Illinois. Tenant acknowledges that Landlord's Work may not be complete on the Effective Date and Tenant shall provide access to the Expansion Premises and, as necessary, the Premises, to Landlord, its employees, agents and contractors for purposes of completing Landlord's Work and for the repair and correction of any punchlist items (as hereinafter set forth).

          Within five (5) business days after substantial completion of Landlord's Work, Landlord and Tenant shall conduct an inspection of the Expansion Premises, and work in good faith to jointly prepare a punchlist. Any items not on such punchlist shall be deemed accepted by Tenant. Landlord shall complete all punchlist items as soon as is reasonably practicable, subject to extension due to any matters beyond Landlord's control.

     9. No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

     10. No Default. Tenant and Landlord acknowledge that the Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder.

                                       2

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     11. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     12. Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

     13. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

     14. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

     16. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

     17. No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.

     18. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

     19. Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

     20. No Commissions. The parties hereto acknowledge and agree that no real estate brokerage commission or finder's fee shall be payable by either party in connection with this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LANDLORD: CENTERPOINT PROPERTIES TRUST,    TENANT: WINCUP HOLDINGS, INC., a
a Maryland real estate investment trust    Delaware limited partnership [SIC]


By:    /s/ [Signature Illegible]           By:    /s/ Don Rogalski
   ----------------------------------         ----------------------------------
Its:   Chief Operating Officer             Its:   Sr. V.P. Admin.
    ---------------------------------          ---------------------------------
Name:  Michael M. [Illegible]              Name:  Don Rogalski
     --------------------------------           --------------------------------

By:    /s/ Brian M. Sheehan
   ----------------------------------      By:    /s/ Angela S. Riddle
Its:   Asst. Secretary                        ----------------------------------
    ---------------------------------      Its:   Admin. Asst.
Name:  Brian M. Sheehan                        ---------------------------------
     --------------------------------      Name:  Angela S. Riddle
                                                --------------------------------

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                               [Exhibits Omitted]